EXHIBIT 23.1




                     CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S- 8) of Cendant Corporation (formerly "CUC International Inc.") pertaining to the HFS Incorporated Employee Savings Plan and PHH Corporation Amended and Restated Employee Investment Plan of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


Stamford, Connecticut
December 17, 1997